EXHIBIT 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10 of American Sierra Gold Corp. (the “Company”) for the period ended January 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jams Vandeberg, as Chief Executive Officer and Chief Accounting and Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

     (1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

   /s/ James Vandeberg
James Vandeberg
Chief Executive Officer
March 17, 2011

   /s/ James Vandeberg
James Vandeberg
Chief Accounting and Financial Officer
March 17, 2011

The material contained in this exhibit is not deemed “filed” with the Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing, except to the extent that the Company specifically incorporates it by reference.